Black Diamond Reports Second Quarter 2013 Results

- Q2 Sales Up 22% to a Record $38.9 Million; Gross Margin Up 120 Basis Points to 40.3% -

- Non-Cash Working Capital Reduced $2.5 Million and Total Debt Reduced $3.7 Million from December 31, 2012 -

- Lowering Full Year 2013 Sales Expectations to $205 Million - $210 Million -

- Black Diamond Apparel Expected to Ship in Mid August -

SALT LAKE CITY, Utah – August 5, 2013 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leading supplier of innovative, high performance, outdoor and action sport equipment as well as aspirational active outdoor lifestyle products, reported financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Financial Highlights vs. Same Year-Ago Quarter

•	Total sales up 22% to $38.9 million.
•	Gross margin improved 120 basis points to 40.3%.
•	Adjusted net loss before non-cash items of $0.2 million, or $(0.01) per diluted share, compared to a loss of $0.3 million, or $(0.01) per diluted share.

Second Quarter 2013 Financial Results

Total sales in the second quarter of 2013 increased 22% to $38.9 million compared to $31.9 million in the second quarter of 2012. The increase was attributed to the addition of POC Sweden AB (POC), which was acquired in the second half of 2012, a number of new and existing products sold during the period, as well as the expected increase in Gregory’s sales in Japan due to the transition of the Japanese distribution assets from Kabushiki Kaisha A&F.

Gross margin in the second quarter of 2013 was 40.3% compared to 39.1% in the year-ago quarter. The 120 basis point increase was primarily due to a favorable mix in higher margin products and channel distribution.

Net loss in the second quarter of 2013 was $2.3 million, or $(0.07) per diluted share, compared to net loss of $1.9 million, or $(0.06) per diluted share, in the year-ago quarter. Net loss in the second quarter of 2013 included $2.0 million of non-cash items and $0.1 million of merger and integration costs, compared to $0.5 million of non-cash items and $1.1 million of transaction costs in the year-ago quarter. Excluding these items, adjusted net loss before non-cash items in the second quarter of 2013 was $0.2 million, or $(0.01) per diluted share, compared to a loss of $0.3 million, or $(0.01) per diluted share, in the second quarter of 2012.

At June 30, 2013, cash totaled $2.1 million compared to $5.1 million at December 31, 2012. Non-cash working capital was $70.7 million at June 30, 2013 compared to $73.2 million at December 31, 2012. Total debt was $36.8 million at June 30, 2013, which included $8.4 million outstanding on the Company’s $30.0 million line of credit, leaving $21.6 million available. This compares to total debt of $40.5 million at December 31, 2012.

Management Commentary

“The first half of the year represents our spring/summer product season and compared to last year, sales during the first half of 2013 were up 15% to $89.9 million, in-line with our long-term organic growth target,” said Peter Metcalf, president and CEO of Black Diamond. “In addition, we achieved double-digit growth from all of our brands during the second quarter and attribute these record sales to our diverse collection of new and existing active outdoor performance products, global distribution and increased focus on sales and marketing.

“The industry was not without its challenges during the first half of 2013, largely due to an extreme, unseasonably cool, wet spring both in North America and especially in Europe. Following two consecutive challenging winter seasons, industry purchasing trends are continuing to evolve toward a model that we believe is intentionally shifting more inventory risk to manufacturers and distributors, and we are adjusting our strategy to reflect these dynamics. In addition, during our first quarter 2013 earnings call, we described a global retail marketplace that was more reticent to make order commitments on the scale they have in the past. While we have modestly adjusted our second half revenue outlook to reflect these near-term dynamics, we remain confident in our belief that our evolving and innovative product portfolio will continue to generate growing consumer demand.”

“As we now enter our fall/winter season,” concluded Metcalf, “we will continue to make investments in our strategic initiatives, such as our fall 2013 launch of Black Diamond apparel, which is expected to ship in mid August, the concluding integration of POC and PIEPS, and the spring 2014 launch of POC’s road collection. We look forward to 2014, where we anticipate continued organic sales growth from innovative new products and the benefit of scale, integration and operating leverage in our business.”

2013 Outlook Update

Black Diamond has revised its fiscal year 2013 guidance and now expects total sales to range between $205 million and $210 million compared to the previously estimated range of $216 million and $221 million. This revised range implies year-over-year sales growth of between 17% and 19% for the full year 2013. The Company also now expects gross margin for fiscal year 2013 to range between 38.5% and 40% compared to the previously estimated range of 40.0% and 41.0%. Both revised sales and gross margin guidance incorporate the expected impacts of year-to-date exchange rate fluctuations, but are exclusive of future exchange rate fluctuations. In 2014, the Company still expects to increase sales 20% with accelerating profitability.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $212.3 million. The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2013 results.

The Company’s President and CEO Peter Metcalf and Interim CFO and Vice President of Finance Aaron Kuehne will host the conference call, followed by a question and answer period.

Date: Monday, August 5, 2013

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Dial-in number: 1-877-941-2068

International number: 1-480-629-9712

Conference ID: 4630171

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=105351 and via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 19, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4630171

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing, cycling and other outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond®, Gregory™, POC™ and PIEPS™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.gregorypacks.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net (loss) income before non-cash items and related (loss) earnings per diluted share, and adjusted net (loss) income before non-cash items and related (loss) earnings per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net (loss) income before non-cash items and related (loss) earnings per diluted share, and adjusted net (loss) income before non-cash items and related (loss) earnings per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets
Cash	$2,054	$5,111
Accounts receivable, less allowance for doubtful
accounts of $580 and $499, respectively	31,302	30,925
Inventories	56,715	60,664
Prepaid and other current assets	4,493	4,846
Income tax receivable	308	659
Deferred income taxes	3,006	2,337
Total current assets	97,878	104,542

Property and equipment, net	17,937	17,508
Definite lived intangible assets, net	36,410	38,100
Indefinite lived intangible assets	50,902	51,462
Goodwill	56,907	57,481
Deferred income taxes	48,594	49,631
Other long-term assets	2,219	2,062
Total assets	$310,847	$320,786

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$22,361	$22,178
Current portion of long-term debt	2,804	4,059
Total current liabilities	25,165	26,237

Long-term debt	33,971	36,429
Deferred income taxes	6,860	8,114
Other long-term liabilities	1,961	2,000
Total liabilities	67,957	72,780

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	—	—
Common stock, $.0001 par value; 100,000 shares authorized;
31,975 and 31,838 issued and 31,900 and 31,763 outstanding	3	3
Additional paid in capital	475,113	473,628
Accumulated deficit	(236,634)	(231,334)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	4,410	5,711
Total stockholders' equity	242,890	248,006
Total liabilities and stockholders' equity	$310,847	$320,786

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2013	June 30, 2012

Sales
Domestic sales	$15,485	$15,626
International sales	23,370	16,289
Total sales	38,855	31,915

Cost of goods sold	23,201	19,449
Gross profit	15,654	12,466

Operating expenses
Selling, general and administrative	18,053	13,319
Merger and integration	83	—
Transaction costs	—	1,138

Total operating expenses	18,136	14,457

Operating loss	(2,482)	(1,991)

Other (expense) income
Interest expense, net	(834)	(582)
Other, net	303	(195)

Total other expense, net	(531)	(777)

Loss before income tax	(3,013)	(2,768)
Income tax benefit	(745)	(860)
Net loss	$(2,268)	$(1,908)

Loss per share:
Basic	$(0.07)	$(0.06)
Diluted	(0.07)	(0.06)

Weighted average shares outstanding:
Basic	31,836	30,814
Diluted	31,836	30,814

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2013	June 30, 2012

Sales
Domestic sales	$35,595	$34,441
International sales	54,260	43,893
Total sales	89,855	78,334

Cost of goods sold	54,985	47,252
Gross profit	34,870	31,082

Operating expenses
Selling, general and administrative	38,931	27,094
Restructuring charge	175	—
Merger and integration	226	—
Transaction costs	54	1,250

Total operating expenses	39,386	28,344

Operating (loss) income	(4,516)	2,738

Other (expense) income
Interest expense, net	(1,660)	(1,312)
Other, net	(92)	95

Total other expense, net	(1,752)	(1,217)

(Loss) income before income tax	(6,268)	1,521
Income tax (benefit) expense	(968)	839
Net (loss) income	$(5,300)	$682

(Loss) earnings per share:
Basic	$(0.17)	$0.02
Diluted	(0.17)	0.02

Weighted average shares outstanding:
Basic	31,800	28,246
Diluted	31,800	28,581

RECONCILIATION FROM NET LOSS TO NET LOSS BEFORE NON-CASH ITEMS, ADJUSTED
NET LOSS BEFORE NON-CASH ITEMS AND RELATED LOSS PER DILUTED SHARE
(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2013	Share	June 30, 2012	Share

Net loss	$(2,268)	$(0.07)	$(1,908)	$(0.06)

Amortization of intangibles	891	0.03	333	0.01
Depreciation	1,004	0.03	757	0.02
Accretion of note discount	286	0.01	254	0.01
Stock-based compensation	272	0.01	384	0.01
Income tax benefit	(745)	(0.02)	(860)	(0.03)
Cash received (paid) for income taxes	251	0.01	(353)	(0.01)

Net loss before non-cash items	$(309)	$(0.01)	$(1,393)	$(0.05)

Merger and integration	83	0.00	—	—
Transaction costs	—	—	1,138	0.04
State cash taxes on adjustments	(2)	(0.00)	(57)	(0.00)
AMT cash taxes on adjustments	(2)	(0.00)	(22)	(0.00)

Adjusted net loss before non-cash items	$(230)	$(0.01)	$(334)	$(0.01)

RECONCILIATION FROM NET (LOSS) INCOME TO NET (LOSS) INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET (LOSS) INCOME BEFORE NON-CASH ITEMS AND RELATED (LOSS) EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2013	Share	June 30, 2013	Share

Net (loss) income	$(5,300)	$(0.17)	$682	$0.02

Amortization of intangibles	1,791	0.06	665	0.02
Depreciation	2,036	0.06	1,528	0.05
Accretion of note discount	561	0.02	500	0.02
Stock-based compensation	642	0.02	788	0.03
Income tax (benefit) expense	(968)	(0.03)	839	0.03
Cash received (paid) for income taxes	288	0.01	(639)	(0.02)

Net (loss) income before non-cash items	$(950)	$(0.03)	$4,363	$0.15

Restructuring charge	175	0.01	—	—
Merger and integration	226	0.01	—	—
Transaction costs	54	0.00	1,250	0.04
State cash taxes on adjustments	(14)	(0.00)	(63)	(0.00)
AMT cash taxes on adjustments	(9)	(0.00)	(24)	(0.00)

Adjusted net (loss) income before non-cash items	$(518)	$(0.02)	$5,526	$0.19

RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	June 30, 2013	June 30, 2012

Net loss	$(2,268)	$(1,908)

Income tax benefit	(745)	(860)
Other, net	(303)	195
Interest expense, net	834	582

Operating loss	(2,482)	(1,991)

Depreciation	1,004	757
Amortization of intangibles	891	333

EBITDA	$(587)	$(901)

Merger and integration	83	—
Transaction costs	—	1,138
Stock-based compensation	272	384

Adjusted EBITDA	$(232)	$621

RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Six Months Ended
	June 30, 2013	June 30, 2012

Net (loss) income	$(5,300)	$682

Income tax (benefit) expense	(968)	839
Other, net	92	(95)
Interest expense, net	1,660	1,312

Operating (loss) income	(4,516)	2,738

Depreciation	2,036	1,528
Amortization of intangibles	1,791	665

EBITDA	$(689)	$4,931

Restructuring charge	175	—
Merger and integration	226	—
Transaction costs	54	1,250
Stock-based compensation	642	788

Adjusted EBITDA	$408	$6,969

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

Chief Executive Officer

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

Page 12 of 12